PERSONAL RESPONSIBILITY AGREEMENT

     THIS PERSONAL RESPONSIBILITY AGREEMENT ("Agreement"), dated June 6, 1997, is made and entered into by and among IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD"), Reproductive Sciences Medical Center, Inc., a California professional corporation ("PC"), whose principal place of business is 4150 Regents Park Row, Suite 280, La Jolla, California 92037, and Samuel H. Wood, M.D., Ph.D., an individual, having a post office address at P.O. Box 1208, Rancho Santa Fe, California 92067 ("Physician").

     This Agreement is made with reference to a Management Agreement of even date herewith (the "Management Agreement") between INMD and PC, and with reference to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") between INMD and PC.

     A. Physician is the sole shareholder of PC, which owns all of the good will of Physician's practice of medicine.

     B. Pursuant to the Management Agreement and the Asset Purchase Agreement, INMD will transfer to Physician cash or a combination of cash and stock in excess of Nine-Hundred Thousand Dollars ($900,000).

     C. The services Physician offers and intends to offer through PC are unique in terms of how these services are rendered and the relative unavailability of similar services from other physicians, and in terms of Physician's reputation, and involve both medical professional and technical services. Through INMD's resources, the parties intend to maintain and enhance the technology which Physician will offer through PC.

     D. Physician intends that PC be the entity through which Physician and his future partners henceforth conduct their practice of medicine. Physician has entered into a Shareholder-Physician Employment Agreement dated June 6, 1997, between Physician and PC ("Physician-Shareholder Employment Agreement. This Agreement is also made with reference to the Physician-Shareholder Employment Agreement, which define Physician's rights and responsibilities with respect to PC and his medical practices, including but not limited to compensation terms.


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

     E. While it is the objective of the parties to this Agreement and the Physician-Shareholder Employment Agreement that PC expand its presence, hire additional and replacement physicians, and otherwise seek to maintain and establish good will apart from the continued full-time commitment of Physician and each of his future partners, the parties also acknowledge that at present the identity of PC is not institutional, but rather is co-extensive with Physician's individual practice.

     F. Physician recognizes that the success of PC and of INMD's investment in administrative and technologic resources depends on his commitment to the practice at PC, to his recruiting of one or more additional "partners" (meaning physicians who are not less than 20% equity owners along with Physician in PC), and the commitment of each of his other future partners to continue to practice medicine exclusively through PC. INMD has made substantial payments to Physician to assure his availability and dedication to PC and has made and plans to make a substantial investment in equipment and other resources for PC in reliance on the ability to amortize such investments based on such assurances from Physician.

     G. The purpose of this Agreement is to assure INMD that its payments and commitment of resources is supported by the commitment of Physician to exerting his best efforts to support the operation of PC under its Management Agreement with INMD.

     Therefore, INMD, PC, and Physician agree as follow:

     1. Term and Termination. This Agreement shall have the same term as the Management Agreement.

     2. PC as Representative of Physician's Interests. Physician acknowledges that INMD is entering into the Management Agreement with PC upon Physician's stipulation that PC represents his entire medical practice. It is agreed, therefore, that for purposes of assuring continuity of the commitments under the Management Agreement, that PC is deemed the alter ego of Physician, with specific rights and responsibilities existing between Physician and INMD, as set forth herein. However, this Agreement shall not serve as evidence to justify a claim by INMD that Physician is liable on an alter ego theory for sums owed by P.C. under Section 9.1 of the Management Agreement

     3. Repayment of Rateable Portion of Right to Manage Fee.

          a. Pursuant to Article 7 of the Management Agreement, INMD has paid PC, for the benefit of Physician, a Right to Manage Fee in the sum of $200,000 in INMD and pursuant to Article 2 of the Asset Purchase Agreement, INMD has paid Physician $50,000 for certain assets (collectively referred to herein as the "Payment at Closing"). INMD has also, pursuant to Article 7 of the Management Agreement committed to make additional Right to Manage Fee payments in the amount of $600,000 to PC for the benefit of Physician and an additional asset purchase price amount of $50,000 in the event certain milestones are achieved by PC within three


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

(3) years of the signing of the Management Agreement ("Post Closing Payment"). If, during the first five (5) years of this Agreement, Physician should cease to practice medicine through PC, except as a result of death or permanent disability, Physician shall be obligated to forthwith pay to INMD those portions of the Payment at Closing and the Post Closing Payment, calculated in accordance with Section 9.1.3 of the Management Agreement that would be payable by PC if the Management Agreement terminated as of the date Physician ceased to practice medicine at PC's offices. Said repayment shall also be due in the event of a substantial reduction in Physician's availability to provide the services that he currently provides, e.g., if Physician reduced his medical office hours from four-and-two-thirds days per week to three-and-two-thirds days per week the additional multiplier would be twenty-one and four-tenths percent (21.4%), and if he increases his vacation from 8 weeks per year to 9 weeks per year, the additional multiplier would be eleven percent (11%), in each case multiplied by the amount that would be paid had Physician totally ceased work for P.C. at that time. Payments to INMD under this paragraph shall not entitle Physician to any interest in the assets of PC or INMD.

          b. The parties acknowledge that Physician shall make his best efforts to have PC add one or more additional physicians to its practice who qualify for shareholder status in PC, to enhance the revenues of both PC and INMD, and so that Physician's permanent disability, retirement or other reduction in his availability to PC does not adversely affect INMD revenues under the Management Agreement, but that there are no assurances of the success of such recruiting. Physician may request INMD to waive or reduce his repayment obligation by submitting a written transition plan to INMD for its consideration. Physician shall submit such a transition plan as soon as possible if he plans to reduce his availability to PC, but in no event less than six months before the reduction in his availability. It is expected that such a plan shall be modified as the result of discussions among Physician, PC, and INMD, that INMD's acceptance of the plan shall be in accordance with the Management Agreement, and that its agreement to waive or reduce Physician's repayment obligation shall be mostly, if not wholly, contingent upon the economic results of the implementation of the plan and shall be secured by sums owed Physician by PC and PC's shareholders. Approval of the request shall be discretionary for INMD, but shall not be unreasonably withheld.

          c. Physician may assign all or a portion of his payment obligations under this Section to a new or an existing shareholder of PC who has executed the agreements with PC and INMD contemplated by this Agreement, subject to INMD's written consent, which shall not be unreasonably withheld. Such assignment shall be reflected in the Personal Responsibility Agreement signed by the new shareholder of PC and in an amendment to this Agreement.

     4. PC's Compliance with the Management Agreement. Physician agrees to exert his best efforts to cause PC to fulfill each of its obligations under the Management Agreement.

     5. Stock Purchase Agreement and Shareholders Employment Agreement.


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

          a. PC agrees to exert its best efforts to: (i) comply with the terms of the Physician-Shareholder Employment Agreement which, if PC does not comply, would excuse Physician or any of the other Physician or other physician employees or shareholders of PC from complying with his covenant not to compete with PC, his assignment of all Professional Revenues to PC and other terms confirming that physician's commitment to practicing medicine solely through PC for a period of not less than five (5) years and thereafter not to terminate his employment without cause on less than 180 days written notice (the "Exclusive Practice Covenants") and (ii) enforce with respect to Physician and each of the other physician employees and shareholders of PC the Exclusive Practice Covenants and Physician agrees to exert his best efforts to cause PC to comply with each of the aforementioned obligations.

          b. PC and Physician further agree that INMD is a third party beneficiary of the Exclusive Practice Covenants with respect to Physician and that the Exclusive Practice Covenants, in the form that is then most recently approved by INMD, are hereby incorporated in this Agreement by reference and may be enforced by INMD as well as by PC. PC and Physician further agree that the Exclusive Practice Covenants and any other terms of the Physician-Shareholder Employment Agreement may not be amended or modified in a way which may adversely affect the interests of INMD, including without limitations its rights under the Management Agreement, without thirty (30) days prior written notice to INMD and the written consent of INMD, which consent shall not be unreasonably withheld.

     6. Scope of Covenant Not to Compete. Physician and PC agree that the scope and term of Physician's covenant not to compete, insofar as it is for the benefit of INMD, shall be as follows:

          a. The term of the covenant not to compete (the Non-Competition Period") shall be not less than the greater of five (5) years of employment of Physician by PC or three (3) years after the termination of the Physician-Shareholder Employment Agreement, whichever is greater, but in no event shall extend beyond the first ten (10) years of employment of Physician by PC, that employment being deemed to have begun, for purposes of this Agreement, on the initial effective date of this Agreement.

          b. The geographic scope of the covenant not to compete (the "Service Area") is San Diego County.

          c. During the Non-Competition Period, Physician agrees that he shall not advertize or market Infertility Services, engage in the practice of medicine, or directly or indirectly, own, operate, be employed by, be an agent of, act as a consultant for, allow his name to be used by, or have a proprietary interest in, any Medical Practice which is competitive with PC, or would be competitive with PC if PC continued to operate, including but not limited to a Medical Practice which owns, operates, contracts with or manages Medical Offices within the Service Area.


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

          d. For purposes of this Section, the following definitions shall apply:

               (1) The term "Medical Practice" shall include any form of organization in which Infertility Services, gynecological services, or other medical diagnostic, care or treatment services are provided to patients of the Medical Practice or of other physicians, including but not limited to a sole proprietorship, a partnership, an association, a professional corporation, a business corporation, or a limited liability partnership or corporation, a laboratory, an outpatient clinic, a practice management company or medical services organization (or MSO). However, ownership of less than 1% of the outstanding securities of any class of a medical management or managed care organization traded on a national securities exchange or the NASDAQ National Market System will not be deemed to be engaging, solely by reason thereof, in the same business.

               (2) The term "Medical Office" includes any location at which the professional or technical component of Infertility Services are provided and any other location which a Medical Practice maintains for patient visits.

          e. Separability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, each Party agrees that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of time within which the judgment may be appealed.

          f. Clarification of Scope of Non-Competition Covenant. This Agreement is not intended to prohibit the personal performance of medical care by Physician on behalf of PC, provided those services are for patients of PC, nor prohibit Physician from fulfilling his contract with PC, nor prohibit the Physician from holding any position on the medical staff of any acute care hospital or the teaching staff of any university.

          g. Acknowledgments. PC, INMD and Physician each acknowledges that: (i) the terms set forth in this Section are necessary for the reasonable and proper protection of the interests of PC and INMD; (ii) each and every covenant and restriction is reasonable with respect to such matter, length of time and geographical area; (iii) this Agreement, and this Section in particular, shall be enforceable notwithstanding any dispute as to the sums and timing of payments to Physician or other disputes under this Agreement or the Physician-Shareholder Employment Agreement; and (iv) the PC and INMD have been induced to enter into this Agreement and their other respective agreements with Physician, in part, due to the representation by Physician that he will abide by and be bound by the aforesaid covenants and restraints.

     7.  Commitment  to  Pay  Management  Fees.  Physician  has  agreed  in  the
Physician-


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

Shareholder Employment Agreement not to compete with PC during the term of his employment by PC and for at least three (3) years thereafter, and recognizes that in the event that he should compete with PC, INMD would suffer damages in addition to the loss of Physician's unique services. Physician therefore agrees that during the term of his Physician-Shareholder Employment Agreement with PC, and during the Non-Competition Period thereafter, he shall be obligated, with respect to each month in which he renders services which earn Physician and other Professional Revenues, as defined in the Management Agreement, that are not assigned to and collected by PC, or offers services or assists other persons in offering services in the Service Area which are similar to any of those offered by PC or planned to be offered by PC while he was still a director, officer or shareholder of PC or active in providing services on behalf of PC, he shall owe INMD management fees equal to one-twelfth of:

          a. Physician's proportionate share, based on Physician's ownership interest in PC, of the Cost of Services as defined in the Management Agreement, which are incurred in the twelve months preceding the first month in which INMD, in the reasonable exercise of its discretion, concludes that Physician was engaging in such competitive acts so as to materially adversely affect PC's operations (the "Pre-Competition Period").

          b. Physician's proportionate share, based on Physician's ownership interest in PC, of the Base Management Fee which INMD earned during the Pre-Competition Period.

          c. Physician's proportionate share, based on Physician's ownership interest in PC, of any other fees earned by INMD under the Management Agreement during the Pre-Competition Period.

          d. Physician's proportionate share, based on Physician's ownership interest in PC, of any advances or other payments owed by PC to INMD at the end of the Pre-Competition Period.

     These fees shall be payable notwithstanding the dissolution, insolvency, receivership or bankruptcy of PC and any breach of PC's contracts with Physician occasioned by such dissolution, insolvency, receivership or bankruptcy.

     8. New Shareholders. PC and Physician shall require each new Shareholder of PC to enter into an agreement with INMD on substantially the same terms as this Agreement. Any reallocation of responsibility for repayment under Section 1 of this Agreement and the parallel provision in the Asset Purchase Agreement shall be set forth in the new shareholder's Personal Responsibility Agreement and in an amendment to this Agreement.

     9. Force Majeure. No party shall be liable to the other party for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall


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

such party be liable for consequential, indirect, incidental or like damages caused thereby.

     10. Equitable Relief. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

     11. Confidential Information. Physician acknowledges and agrees to maintain the confidentiality of INMD and PC Confidential Information as defined in the Management Agreement and in any agreements he may have with PC, and that any notice to INMD that documents or other information, however maintained, is Confidential Information, shall be deemed, for purposes of this Agreement, to be notice to him that it is Confidential Information.

     12. Prior Agreements; Amendments. This Agreement, together with the Management Agreement and the other agreements referenced herein, supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of the parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

     13. Assignment; Binding Effect. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that INMD may assign this Agreement to any subsidiary or affiliate of INMD without the consent of Physician. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

     14. Waiver of Breach. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California to the fullest extent permitted by law, without regard to the application of conflict of law rules. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in the State of California, County of San Diego (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial


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

arbitration of the selected entity shall govern, except with regard to actions for injunctive relief. The Arbitration shall be conducted and decided by three
(3) arbitrators, unless the parties mutually agree in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including without limitation, any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this paragraph shall be brought either in the Courts of the State of California or the United States District Court for the Southern District of California, to whose jurisdiction for such purposes the parties hereby irrevocably consent and submit.

     16. Separability. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement taken as a whole.

     17. Headings; Capitalized Terms. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. The term "Infertility Services" and any other capitalized term which is not defined in this Agreement shall have the same definition it has in the Management Agreement.

     18. Notices. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

     If for INMD, at:

              IntegraMed America, Inc.
              One Manhattanville Road
              Purchase, NY 10577-2100
              Attention: Gerardo Canet,  President

     With a copy to:

              IntegraMed America, Inc.
              One Manhattanville Road
              Purchase, NY 105277-2100
              Attention:  Claude White, General Counsel


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

     If for PC, at:

              Executive Director
              Reproductive Sciences Medical Center, Inc.
              4150 Regents Park Row, Suite 280
              La Jolla, California 92037

     If to Physician, at:

              Samuel H. Wood, M.D., Ph.D.
              P.O. Box 1208
              Rancho Santa Fe, California 92067

     With a copy to:

              Frank Gamma, Esq.
              Charles Bond & Associates
              821 Bancroft Way
              Berkeley, California 94710-2226

     Any party hereto, by like notice to the other party, may designate such other address or addresses to which notice must be sent.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

INTEGRAMED AMERICA, INC.,

BY: /s/ Dwight P. Ryan
    ---------------------------------
      DWIGHT P. RYAN, VICE PRESIDENT

SAMUEL H. WOOD, M.D., PH.D.

    /s/ Samuel H. Wood, M.D.
-------------------------------------
      SAMUEL H. WOOD, M.D., PH.D.

REPRODUCTIVE SCIENCES MEDICAL CENTER, INC.


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

By: /s/ Samuel H. Wood, M.D.
   -----------------------------------------
      SAMUEL H. WOOD, M.D., PH.D., PRESIDENT


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